Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2011 Stock Incentive Plan and 2012 Stock Incentive Plan of OvaScience, Inc. of our report dated May 17, 2012, with respect to the financial statements of OvaScience, Inc. included in Amendment No. 2 to the Registration Statement on Form 10 for the period from April 5, 2011 (inception) to December 31, 2011, filled with the Securities and Exchange Commission.

ernst & Young LLP

Boston, Massachusetts
June 7, 2012